                                                                    EXHIBIT 11.1


                    U.S. LONG DISTANCE CORP. and SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE

                    (In Thousands, Except Per Share Amounts)
                                   (Unaudited)

                                                 Three Months Ended       Nine Months Ended
                                                      June 30,                June 30,
                                                 ------------------       -----------------
                                                  1995        1996        1995        1996
                                                  ----        ----        ----        ----
PRIMARY EARNINGS PER SHARE CALCULATION:
Earnings (loss):
   Continuing operations ...................   $  (867)    $ (4,016)   $ (2,171) $  (5,942)
   Discontinued operations .................     3,921        4,317       9,934     13,286
                                               --------    --------    --------  ---------
   Net income applicable to common stock ...   $ 3,054     $    301    $  7,763  $   7,344
                                               --------    --------    --------  ---------
                                               --------    --------    --------  ---------
Shares:
   Weighted average number of shares of
    common stock outstanding ...............    13,445       14,854      13,163     14,466

   Weighted average common stock
    equivalents applicable to stock
    options and warrants ...................     1,314          861       1,325        786
                                               --------    --------    --------  ---------
   Weighted average shares used for
    computation ............................    14,759       15,715      14,488     15,252
                                               --------    --------    --------  ---------
                                               --------    --------    --------  ---------

Primary earnings (loss) per common share:
   Continuing operations .................      $(0.06)     $ (0.25)    $ (0.15)  $  (0.39)
   Discontinued operations ...............        0.27         0.27        0.69       0.87
                                                --------    --------    --------  ---------
   Net income applicable to common stock..      $ 0.21      $  0.02     $  0.54   $   0.48
                                                --------    --------    --------  ---------
                                                --------    --------    --------  ---------
FULLY DILUTED EARNINGS PER SHARE CALCULATION:
Earnings (loss):
   Continuing operations .................      $  (867)    $(4,016)    $(2,171)  $ (5,942)
   Discontinued operations ...............        3,921       4,317       9,934     13,286
                                                --------    --------    --------  ---------
   Net income applicable to common stock..      $ 3,054     $   301     $ 7,763   $  7,344
                                                --------    --------    --------  ---------
                                                --------    --------    --------  ---------
Shares:
   Weighted average number of shares of
    common stock outstanding .............       13,445      14,854      13,163     14,466
   Weighted average common stock
    equivalents applicable to stock
    options and warrants .................        1,342         920       1,503      1,196
                                                --------    --------    --------  ---------
   Weighted average shares used for
    computation ..........................       14,787      15,774      14,666     15,662
                                                --------    --------    --------  ---------
                                                --------    --------    --------  ---------
Fully diluted earnings per common share:
   Continuing operations .................       $(0.06)    $ (0.25)    $ (0.15)  $  (0.38)
   Discontinued operations ...............         0.27        0.27        0.68       0.85
                                                --------    --------    --------  ---------
   Net income applicable to common stock..       $ 0.21     $  0.02     $  0.53   $   0.47
                                                --------    --------    --------  ---------
                                                --------    --------    --------  ---------